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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       March 11, 1997 (February 28, 1997)
                       ----------------------------------
               Date of Report (Date of earliest event reported)


                           PLATINUM technology, inc.
                           -------------------------
            (Exact name of registrant as specified in its charter)



          DELAWARE                    0-19058                   36-3509662
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



           1815 South Meyers Road, Oakbrook Terrace, Illinois  60181
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             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (630) 620-5000
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.



     On February 28, 1997, the Company issued a total of 1,089,867 shares of its common stock, par value $.001, in consideration for the acquisition of all of the outstanding securities of I&S Informationstechnik and Services GmbH, a German corporation engaged in the computer software consulting business ("I&S"). I&S will be held by PLATINUM Technology Solutions, Inc. ("Solutions"), which is a wholly owned subsidiary of the Company. The shares of the Company's stock were issued pursuant to an agreement among Solutions and the holders of the I&S securities and Regulation S. The holders of I&S securities represented that they were not U.S. persons, the sale and issuance occurred in Germany in an offshore transaction, offering restrictions were implemented pursuant to the agreement, and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PLATINUM technology, inc.

Date: March 11, 1997                    By: /s/ Michael C. Wyatt
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                                           Name:  Michael C. Wyatt
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                                           Title: Senior Vice President
                                                  and General Counsel
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